2.60 1.80 2.15 3.30 3.75 5.10 0.15 5.10 4.50 - logo 0.15 November 2016 Exhibit 99.1

This presentation may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Independence Realty Trust, Inc. (“IRT”) operates and beliefs of and assumptions made by IRT management, and involve uncertainties that could significantly affect the financial results of IRT. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “focused,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated impact of IRT’s proposed internalization of its management, including, without limitation, the internalization transactions expected to occur and the terms thereof, the rationale, anticipated benefits and the expected financial impact of internalization, future financial and operating results (such as FFO and Core FFO), IRT’s plans, objectives, expectations and intentions and statements that address operating performance, events or developments that IRT expects or anticipates will occur in the future, and projected financial information included in the historic rent/unit growth chart included in the presentation. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although IRT believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, IRT can give no assurance that IRT’s expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) whether IRT will be able to complete the internalization transactions and, if so, what the final terms will be, (ii)whether the anticipated benefits and financial performance resulting from internalization will be achieved, (iii) whether IRT will raise sufficient proceeds from its offering or otherwise to be able to repurchase some or all of the IRT common stock held by RAIT affiliates, (iv) national, regional and local economic climates, (v) changes in financial markets and interest rates, or to the business or financial condition of IRT, (vi) changes in market demand for rental apartment homes and competitive pricing, (vii) IRT’s maintenance of real estate investment trust (“REIT”) status, (viii) availability of financing and capital, (ix) dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board, (x) risks associated with pursuing additional strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions, (xi) whether the assumptions underlying the projected financial information included in the historic rent/unit growth chart included in the presentation will be accurate, and (xii) those additional risks and factors discussed in prospectus supplements and reports filed with the Securities and Exchange Commission (“SEC”) by IRT from time to time, including those discussed under the heading “Risk Factors” in IRT’s most recently filed reports on Forms 10-K and 10-Q. IRT does not undertake any duty to update any forward-looking statements appearing in this presentation, except as may be required by applicable law. This document and the related presentation may contain non-U.S. generally accepted accounting principles (“GAAP”) financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is included in this document and/or IRT’s reports filed or furnished with the SEC available at IRT’s website www.IRTREIT.com under Investor Relations. IRT’s other SEC filings are also available through this link. Disclosure Notices

Track Record of Value Creation with High Quality Portfolio of Scale Attractive Total Return Investment Highly Attractive Industry and Market Fundamentals IRT Highlights Bolstered Balance Sheet with Reduced Leverage Management Internalization in Progress

2.60 1.80 2.15 3.30 3.75 5.10 0.15 5.10 4.50 - logo 0.15 Attractive Total Return Investment

IRT is a REIT focused on building a portfolio of well-located apartment properties which generate attractive risk adjusted returns, stable occupancy and the potential for property appreciation through rent increases and improved operating efficiency 8.4% dividend yield (1); listed on the NYSE MKT in August 2013 – “IRT” Targets markets with strong demographic and employment trends with limited new supply IRT owns 46 communities in 21 markets with 12,982 units (2) Diversified across the Southeast and Midwest 94.1% average occupancy; $977 average rent per unit (2) On September 27, 2016, IRT entered into an agreement to complete a management internalization and separation from RAIT and certain affiliates. The internalization will consist of two parts: The acquisition of IRT’s external advisor, Independence Realty Advisors, LLC, which is a subsidiary of RAIT, and The acquisition of certain assets and the assumption of certain liabilities relating to the multifamily property management business of RAIT, including property management contracts relating to: 63 apartment communities totaling 17,112 units (2), of which: 46 communities, totaling 12,982 units, are owned by IRT; 12 communities, totaling 3,221 units, are owned by RAIT; and 5 communities, totaling 909 units, are owned by third parties Company Introduction Dividend yield as of 11/09/2016 close on NYSE MKT. As of 09/30/2016.

Corporate History Aug. 2013 IRT IPOs on NYSE MKT, raising $34mm of proceeds Proceeds used to redeem Series A preferred stock and Series B preferred OP units and to fund property acquisitions May 2015 Announced definitive merger agreement to acquire Trade Street Residential (NASDAQ:TSRE) Sep. 2015 Closed acquisition of Trade Street Residential (4,989 units) for $674mm 2014 IRT raised $67mm, $77mm and $58mm of proceeds in 3 follow on offerings throughout 2014 Proceeds used to fund property acquisitions 2013 2014 2015 2016 September 2016 Announced management internalization expected to close by year end 2016 May 2016 Completed dispositions of four properties recognizing $38mm of gains on sales since December 2015 October 2016 IRT raised $246 million of proceeds to internalize, reduce leverage and repurchase its shares from RAIT IRT Growth Profile ($s in millions) Year Ended December 31, At IPO 2013 2014 2015 3Q 2016 3Q 2016 Total Capitalization $168.39699999999999 $181.87100000000001 $694.15 $1,392.414 $1,334.404 $1,334.404 Total Units 2,004 2,790 8,819 13,724 12,982 12,982 Total Units 2,004 2,790 8,819 13,724 12,982 12,982

Strong Third Quarter 2016 Financial Results Results for the Quarter Earnings per share (“EPS”) was $0.05 for the quarter ended September 30, 2016 as compared to $0.71 for the quarter ended September 30, 2015. Core Funds from Operations (“CFFO”) per share increased 5.0% to $0.21 for the quarter ended September 30, 2016 from $0.20 for the quarter ended September 30, 2015. Earnings before interest, taxes, depreciation and amortization and before acquisition expenses (“Adjusted EBITDA”), increased 56.5% to $18.4 million for the quarter ended September 30, 2016 from $11.7 million for the quarter ended September 30, 2015. Results for the Nine Months EPS was $0.66 for the nine months ended September 30, 2016 as compared to $0.74 for the nine months ended September 30, 2015. CFFO per share increased 10.5% to $0.63 for the nine months ended September 30, 2016 from $0.57 for the nine months ended September 30, 2015. Adjusted EBITDA increased 74.3% to $56.0 million for the nine months ended September 30, 2016 from $32.1 million for the nine months ended September 30, 2015. Same-Store Operating Results Same store portfolio for the three months ended September 30, 2016 and 2015 consists of 26 properties with 7,757 apartment units. Same store portfolio for the nine months ended September 30, 2016 and 2015 consists of 26 properties with 7,757 apartment units.   Third Quarter 2016 Compared to Third Quarter 2015 (1) Nine Months Ended 09/30/2016 Compared to Nine Months Ended 09/30/2015 (2) Rental income 3.4% increase 3.2% increase Total revenues 4.1% increase 3.5% increase Property level operating expenses 2.1% increase 2.2% increase Net operating income (“NOI”) 6.0% increase 4.6% increase Portfolio average occupancy 93.2%, 0.2% decrease 93.4%, no change Portfolio average rental rate 3.5% increase to $867 3.1% increase to $857 NOI Margin 0.9% increase to 51.7% 0.6% increase to 52.7%

2.60 1.80 2.15 3.30 3.75 5.10 0.15 5.10 4.50 - logo 0.15 Management Internalization in Progress

Internalization Transaction Overview On September 27, 2016, IRT entered into an agreement to complete a management internalization and separation from RAIT and certain affiliates The Internalization consists of two parts: The acquisition of IRT’s external advisor, Independence Realty Advisors, LLC, which is a subsidiary of RAIT, and The acquisition of certain assets and the assumption of certain liabilities relating to the multifamily property management business of RAIT Includes transfer of property management contracts, including those relating to properties owned by RAIT and third parties, to IRT (1) IRT has no intention to expand its third party property management business The purchase price for the Internalization is $43.0 million In addition, IRT purchased 7.3 million shares of common stock owned by certain of RAIT’s subsidiaries The purchase price for the shares was $62.2 million equal to $8.55 per share (the price to the public in the offering priced on September 29, 2016 less any underwriting discounts or commissions) The Internalization is expected to close in December 2016 upon the satisfaction of certain closing conditions, including the entry into employment agreements with Scott F. Schaeffer, Farrell Ender and James J. Sebra IRT and RAIT will enter into a shared services agreement at closing of the Internalization and that will run for a six month transition period As of 9/30/2016, RAIT managed approximately 17,112 units at 63 apartment communities, of which 46 are owned by IRT, 12 by RAIT and 5 by third parties.

Internalization Transaction Overview Transaction Description & Rationale Acquire External Advisor Eliminates all asset management fees Eliminates advisory agreement termination fee, equal to 4x the average annual base management and incentive fees earned by IRA during the eight full calendar quarters preceding the termination date Removes friction from increased asset management fees when raising new equity Establishes newly independent IRT management team Assists IRT in attracting new institutional investors, diversifying the stockholder base and improving its ability to raise capital Acquire Property Manager(1) Eliminates property management fees Potential for cost savings through capture of economies of scale Retains employees with knowledge of and experience with managing IRT’s properties Repurchased Shares Owned by RAIT Creates opportunity to enhance float and liquidity of IRT stock Removes overhang Acquisition of certain assets and the assumption of certain liabilities relating to the multifamily property management business of RAIT.

Financial Impact of Internalization OLD ─ Externally Managed Structure NEW ─ Internally Managed Structure Corporate Management Independence Realty Advisors Asset Management Fees Quarterly fee of 0.375% of cumulative equity raised $6.8mm paid over the twelve months ended September 30, 2016 None Incentive Fees Quarterly fee equal to 20% of Core FFO in excess of $0.20 per share $0.5mm paid over the twelve months ended September 30, 2016 None Property Management RAIT Residential Monthly Fee Up to 4.0% of the gross revenues from managed properties $5.0mm paid over the twelve months ended September 30, 2016 None Other Fees One-time initial rent-up or leasing-up of newly constructed properties None Cost savings: expect $2.0 million - $2.5 million of expense savings post internalization

2.60 1.80 2.15 3.30 3.75 5.10 0.15 5.10 4.50 - logo 0.15 Track Record of Value Creation with High Quality Portfolio of Scale

High Quality Portfolio of Scale Source: Company filings and CoStar. Average Monthly Effective Rent per Occupied Unit. Last Twelve Months (“LTM”). Weighted by LTM Net Operating Income at point in time. At IPO (August 16, 2013) Pre TSRE Merger (September 30, 2015, excludes TSRE) Today (September 30, 2016) Total # of Properties 8 31 46 Total # of Units 2,004 9,055 12,982 Average Base Rent ($)(1) $791 $848 $977 Average Occupancy (%) 93.6% 93.3% 94.1% Average Age (years) 26 20 17 LTM NOI Margin (%)(2) 52% 53% 55% Undepreciated Book Value of Real Estate ($mm) $154mm $717mm $1,317mm Portfolio Quality(3)

Economies of Scale in Targeted Markets Raindance Apartments Oklahoma City, OK Aston Wake Forest, NC Runaway Bay Indianapolis, IN Oxmoor Apartment Homes Louisville, KY Bayview Club Indianapolis, IN Augusta Apartments Oklahoma City, OK Meadows Apartment Homes Louisville, KY Avenues at Craig Ranch McKinney, TX Fountains Southend Charlotte, NC Stonebridge at the Ranch Little Rock, AK Pointe at Canyon Ridge Sandy Springs, GA Waterstone Big Creek Alpharetta, GA Denotes Markets with Scale Economies Miller Creek at Germantown Memphis, TN Copper Mill Austin, TX

Track Record of Value Creation and Prudent Capital Allocation

- Successfully captured value creation through recent dispositions
  - Identified opportunities for repositioning or updating through capital expenditures
  - Attracted and retained residents and executed rent increases

Recent Dispositions – Case Studies

	Asset	Location	Acquired	Sold	Rent Change Since Acq.[1]	LTM Nominal Cap Rate	Sales Price ($mm)	Gain on Sale ($mm)
	**Centrepoint**	Tucson, AZ	4Q 2011	4Q 2015	10.8% ($761 to $843)	5.7%	$33.6	$6.4
	**Cumberland Glen**	Atlanta, GA	2Q 2011	1Q 2016	26.4% ($622 to $786)	4.9	18.0	2.5
	**Belle Creek**	Denver, CO	2Q 2011	2Q 2016	52.0% ($775 to $1,178)	5.0	23.0	14.2
	**Tresa at Arrowhead**	Phoenix, AZ	2Q 2011	2Q 2016	20.8% ($732 to $884)	5.1	47.0	15.1
Total / Weighted Average						**5.2%**	**$121.6**	**$38.2**

- Took advantage of favorable financing environment
  - In May 2016, financed three properties totaling $106 million at a weighted average fixed-rate of 3.51% and a weighted average term of 8.4 years
  - In June 2016, entered into new $40 million senior term loan facility with an interest rate of LIBOR plus 4.00%, a reduction of 100bps from the interim term loan facility
    - Proceeds from which were used to refinance the remaining balance on interim term loan facility, which had a total balance of $120 million in September 2015

(1) Based on average effective monthly rent, per unit.

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Sourcing Disciplined Approach to Acquisitions 2 Assets 3 Acquire properties that have significant prospects for increased occupancy and rental revenue growth Mid-rise/garden style (150–500 units) with good amenities Acquire at less than replacement cost in the $15-50 million price range with a 5-15 year operating track record In appropriate circumstances, present opportunities for repositioning or updating through capital expenditures Present opportunities to apply tailored marketing and management strategies to attract and retain residences and enable rent increases Source acquisitions through existing relationships and established channels Existing property manager relationships Brokerage community Off-market transactions Markets 1 Focus in markets that have strong apartment demand, reduced competition from national apartment buyers and no substantial new construction Non-gateway markets with strong demand for apartment units Limited apartment development Stable resident bases and occupancy rates Positive net migration trends Strong employment drivers

Affordable B/B+ Grade Positioning Highly Defensive A B C Homeownership rates declining Higher income tenants move down in a recession Renters move down to Class B as aggressive rent increases outstrip income growth Capture households moving down in a recession Capture seniors who sell homes to fund retirement Capture individuals/families moving up with career progression Lower income tenants move up as income grows Sample IRT Tenant Demographic Value driven Middle income category Renters by necessity IRT Tenants Require Accommodations That Are: Affordable Well maintained, spacious, comfortable, clean and modern Equipped with state of the art amenities Conveniently located

Stable Cash Flow Profile

Historic Rent / Unit Growth

IRT Markets (1) vs Gateway Markets



10.0%
5.0%
0.0%
(5.0%)
2007A
2008A
2009A
2010A
2011A
2012A
2013A
2014A
2015A
2016P
2017P
Weighted Average IRT Markets(1)
U.S.
Gateway Markets(2)
AVB Markets(3)
EQR Markets(3)
UDR Markets(3)

Source: Company filings and REIS.

(1) Weighted by number of units. Rent growth data for the IRT markets of Asheville NC, Jackson MS, and Huntsville AL not available. Data not available for 1,075 units, representing 8.2% of the 12,982 total units owned by IRT as of 3Q 2016.

(2) Gateway markets represent an arithmetic average of New York, Washington, D.C, San Francisco and Los Angeles.

(3) Same store growth. AvalonBay Communities, Inc. ("AVB"), Equity Residential ("EQR") and UDR, Inc. ("UDR").

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2.60 1.80 2.15 3.30 3.75 5.10 0.15 5.10 4.50 - logo 0.15 Bolstered Balance Sheet with Reduced Leverage

Stock Offering Uses and Benefits IRT received approximately $245.8 million of net proceeds before offering expenses and after underwriting discounts and commissions from the issuance of 28.75 million common shares in a stock offering which priced at $9.00 per share on September 29, 2016 IRT used the net proceeds plus available cash to: Repay in full IRT’s $40.0 million senior secured term loan facility Reserved $43.0 million for the Internalization payment Repurchased 7.3 million shares of IRT stock from RAIT for $62.2 million Repaid $107.3 million of outstanding borrowings under IRT’s $325.0 million secured credit facility September 30, 2016 pro forma impact after utilizing proceeds and post internalization: Source: filings & Q3 2016 earnings conference call. Non-GAAP. Adjusted EBITDA represents 3Q 2016 results, annualized. Pro-forma for offering and internalization assumes $2.0-$2.5 million of cost savings post internalization and $147.3 million of debt reductions described above. IRT Growth Profile ($s in millions) Year Ended December 31, At IPO 2013 2014 2015 3Q 2016 Total Capitalization $168.39699999999999 $181.87100000000001 $694.15 $1,392.414 $1,334.404 Undepreciated Book Value of Real Estate $153.71700000000001 $190.096 $689.11199999999997 $1,372.150000000001 $1,316.7249999999999 Total Units 2,004 2,790 8,819 13,724 12,982 Selected Financial Information ($s in millions) $42,643 Pro Forma for Offering & Internalization September 30, 2016 Total gross assets $1,374 $1,374 Total debt $880.6 $733.30000000000007 Total debt/gross assets 0.64100000000000001 0.53369723435225624 Net debt to adjusted EBITDA(1) 11.6x 9.3x Market equity capitalization $453.8 $637

Bolstered Balance Sheet with Reduced Leverage Net Debt to Gross Assets Pro Forma Debt Maturity Schedule ($s in millions) (2) Non-GAAP. Net debt equals total debt less cash and cash equivalents. Adjusted EBITDA represents 3Q 2016 results, annualized. See Appendix for definitions and reconciliations. As of 09/30/2016 and pro-forma for the internalization and the October 2016 Offering and use of proceeds and expense savings as described on slide 20. Excludes unamortized deferred costs. Net Debt to Adjusted EBITDA (1)

2.60 1.80 2.15 3.30 3.75 5.10 0.15 5.10 4.50 - logo 0.15 Highly Attractive Industry and Market Fundamentals

Attractive Apartment Industry Dynamics Support Strong Demand Positive Demographic Factors Demand for rental housing is expected to remain strong as a result of a strengthening job market and positive household formation growth Population growth in IRT’s markets are expected to grow by 1.24% by the end of 2016 compared to 1.02% across the U.S. (1) Low Homeownership While both owner and rental sectors benefit from the growth in households, the rental sector is benefiting more from this trend due to the declining homeownership rate 63.5% 3Q 2016 down from a high of 69.0% in 3Q 2006. A contributing factor is that homeownership affordability remains challenging for many households, especially for many first time buyers Limited New Supply Notwithstanding an increase in apartment completions across the broader apartment market, national vacancy rates remain very close to historic lows The majority of new supply remains focused on primary markets and in the urban core IRT’s markets have outperformed most regional and the national market in terms of their ability to absorb new deliveries IRT’s markets are projected to absorb a weighted average of 122% of completions by the end of 2016 compared to 82% for the U.S. overall (1) Conditions expected to remain favorable for apartment fundamentals for the foreseeable future across IRT’s markets Source: REIS data published as of 3Q 2016, Freddie Mac, U.S. Census Bureau, PwC Real Estate Investor Survey, Company information. (1) IRT markets are based on the company’s owned properties as of Q3 2016.

Data Source: REIS Data. Strong Fundamentals for the Multifamily Market US. Housing Units Completed & Homeownership Rate U.S. Multifamily Completions & Vacancy Data Source: U.S. Census Bureau. 2016 includes Q1 through Q3 only.

Positive Demographics Migration Outpacing New Supply Projected Net Migration / Projected Completions Represents the number of people migrating to markets for every one unit delivered Population Growth Source: REIS Data. Note: 2016 and 2017 figures are projections as reported by REIS as of 3Q 2016. IRT weighted averages are based on the company’s owned properties as of 3Q 2016. Completions data for the IRT markets of Asheville NC, Jackson MS, and Huntsville AL are not tracked by REIS and therefore projected migration and completions for these markets are not included in the data. Gateway markets represent an arithmetic average of New York, Washington, D.C, San Francisco and Los Angeles.

Employment Outlook Projected Jobs / Projected Completions Source: REIS Data. Note: 2016 and 2017 figures are projections as reported by REIS as of 3Q 2016. IRT weighted averages are based on the company’s owned properties as of 3Q 2016. Completions data for the IRT markets of Asheville NC, Jackson MS, and Huntsville AL are not tracked by REIS and therefore projected migration and completions for these markets are not included in the data. Gateway markets represent an arithmetic average of New York, Washington, D.C, San Francisco and Los Angeles. Job Growth Outpacing New Supply Employment Growth

Track Record of Value Creation with High Quality Portfolio of Scale Attractive Total Return Investment Highly Attractive Industry and Market Fundamentals IRT Highlights Bolstered Balance Sheet with Reduced Leverage Management Internalization in Progress

2.60 1.80 2.15 3.30 3.75 5.10 0.15 5.10 4.50 - logo 0.15 Appendix

Financial & Operational Highlights

(Dollars in thousands, except share and per share amounts)	For the Three Months Ended September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Selected Financial Information:					
Operating Statistics:					
Net income available to common shares	$ 2,267	$ 28,987	$ (75)	$ 4,123	$ 24,015
Earnings (loss) per share – diluted	$ 0.05	$ 0.61	$ -	$ 0.09	$ 0.71
Total revenue	$ 38,364	$ 38,327	$ 38,666	$ 39,709	$ 25,492
Total property operating expenses	$ 17,326	$ 16,852	$ 17,120	$ 17,398	$ 11,945
Net operating income	$ 21,038	$ 21,475	$ 21,546	$ 22,311	$ 13,547
NOI margin	54.8%	56.0%	55.7%	56.2%	53.1%
Adjusted EBITDA	$ 18,373	$ 18,688	$ 18,924	$ 19,720	$ 11,742
FFO per share -- diluted	$ 0.20	$ 0.18	$ 0.18	$ 0.19	$ 0.86
CORE FFO per share -- diluted	$ 0.21	$ 0.22	$ 0.21	$ 0.22	$ 0.20
Dividends per share	$ 0.18	$ 0.18	$ 0.18	$ 0.18	$ 0.18
CORE FFO payout ratio	85.7%	81.8%	85.7%	81.8%	90.0%
Portfolio Data:					
Total gross assets	$ 1,374,353	$ 1,368,217	$ 1,404,359	$ 1,434,377	$ 1,445,601
Total number of properties	46	46	48	49	50
Total units	12,982	12,982	13,502	13,724	14,044
Total portfolio average occupancy	94.1%	94.4%	93.5%	93.6%	94.0%
Total portfolio average effective monthly rent, per unit	$ 977	$ 961	$ 952	$ 947	$ 949
Same store portfolio average occupancy (a)	93.2%	93.9%	92.9%	92.4%	93.4%
Same store portfolio average effective monthly rent, per unit (a)	$ 867	$ 856	$ 848	$ 844	$ 838
Capitalization (c):					
Total debt	$ 880,581	$ 880,288	$ 940,336	$ 966,611	$ 983,207
Common share price, period end	$ 9.00	$ 8.18	$ 7.12	$ 7.51	$ 7.21
Market equity capitalization	$ 453,823	$ 412,493	$ 358,913	$ 377,194	$ 362,127
Total market capitalization	$ 1,334,404	$ 1,292,781	$ 1,299,249	$ 1,343,805	$ 1,345,334
Total debt/total gross assets	64.1%	64.3%	67.0%	67.4%	68.0%
Net debt to adjusted EBITDA	11.6x	11.4x	12.1x	11.8x	12.2x (b)
Interest coverage	2.1x	2.1x	1.9x	1.9x	2.1x (b)
Common shares and OP Units:					
Shares outstanding	47,509,731	47,476,250	47,458,250	47,070,678	47,070,678
OP units outstanding	2,915,008	2,950,816	2,950,816	3,154,936	3,154,936
Common shares and OP units outstanding	50,424,739	50,427,066	50,409,066	50,225,614	50,225,614
Weighted average common shares and units	50,229,637	50,134,620	50,113,693	50,101,609	35,472,807

(a) Same store includes 26 properties which represents 7,757 units.
(b) Annualized assuming the TSRE merger which closed September 17, 2015 occurred at the beginning of the period.
(c) On September 29, 2016, IRT priced a $25 million common share offering at $9.00 per share. The proceeds of this offering will be used to repay indebtedness, repurchase shares and fund the internalization payment later in 2016. As a result of this offering, IRT's leverage and capitalization have improved.

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Reconciliation of NOI to GAAP net income (loss)

(Dollars in thousands, except share and per share amounts)

	For the Three-Months Ended				
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Property revenue					
Same store (a)	$ 20,198	$ 19,947	$ 19,469	$ 19,341	$ 19,409
Non same store	18,166	18,380	19,197	20,368	6,083
Total property revenue	38,364	38,327	38,666	39,709	25,492
Property expenses					
Same store (a)	9,748	9,214	9,263	9,312	9,551
Non same store	7,578	7,638	7,857	8,086	2,394
Total property expenses	17,326	16,852	17,120	17,398	11,945
Net operating income					
Same store (a)	10,450	10,733	10,206	10,029	9,858
Non same store	10,588	10,742	11,340	12,282	3,689
Total property net operating income	$ 21,038	$ 21,475	$ 21,546	$ 22,311	$ 13,547
Reconciliation of NOI to GAAP net income (loss)					
Total property net operating income	$ 21,038	$ 21,475	$ 21,546	$ 22,311	$ 13,547
General and administrative expense	(485)	(544)	(721)	(511)	(329)
Stock compensation expense	(247)	(380)	(205)	(198)	(217)
Asset management fees - base	(1,727)	(1,784)	(1,631)	(1,690)	(1,259)
Asset management fees - incentive	(206)	(79)	(65)	(192)	—
Acquisition and integration expenses	(19)	(8)	(10)	(524)	(12,830)
Depreciation and amortization expense	(7,765)	(7,635)	(11,527)	(11,632)	(4,704)
Interest expense	(8,820)	(9,018)	(9,977)	(10,160)	(5,094)
Other income (expense)	(2)	—	—	—	18
Net gains (losses) on sale of assets	(1)	29,321	2,453	6,412	—
TSRE financing extinguishment and employee separation expenses	—	—	—	—	(27,508)
Gains (losses) on extinguishment of debt	—	(558)	—	—	—
Gains (losses) on TSRE merger and property acquisitions	641	—	91	592	64,012
Net income (loss)	$ 2,407	$ 30,790	$ (46)	$ 4,408	$ 25,636

(a) Same store includes 26 properties which represents 7,757 units.

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Reconciliation of Net Income (loss) to Funds From Operations and Core Funds From Operations (Dollars in thousands, except share and per share amounts)       For the Three-Months Ended       September 30, 2016   June 30, 2016   March 31, 2016   December 31, 2015   September 30, 2015 Funds From Operations (FFO): Net Income (loss) $ 2,407 $ 30,790 $ (46) $ 4,408 $ 25,636 Add-Back (Deduct): Depreciation 7,765 7,635 11,527 11,632 4,704 Net (gains) losses on sale of assets 1 (29,321) (2,453) (6,412)   — FFO $ 10,173 $ 9,104 $ 9,028 $ 9,628 $ 30,340 FFO per share--diluted $ 0.20 $ 0.18 $ 0.18 $ 0.19 $ 0.86 CORE Funds From Operations (CFFO): FFO $ 10,173 $ 9,104 $ 9,028 $ 9,628 $ 30,340 Add-Back (Deduct): Equity based compensation 247 380 205 198 217 Amortization of deferred financing costs 597 749 1,197 1,034 151 Acquisition and integration expenses 19 8 10 524 12,830 TSRE financing extinguishment and employee separation expenses — — — — 27,508 (Gains) losses on extinguishment of debt — 558 — — — (Gains) losses on TSRE merger and property acquisitions (641) — (91) (592) (64,012) CFFO $ 10,395 $ 10,799 $ 10,349 $ 10,792 $ 7,034 CFFO per share--diluted $ 0.21 $ 0.22 $ 0.21 $ 0.22 $ 0.20 Weighted-average shares and units outstanding 50,229,637   50,134,620   50,113,693   50,101,609   35,472,807

Reconciliation of Adjusted EBITDA, Before Acquisition Expenses to Net Income (loss) (Dollars in thousands, except share and per share amounts) For the Three Months Ended Nine Months Ended September 30, ADJUSTED EBITDA: September 30, 2016 June 30, 2016 March 31, 2016 December 31, 2015 September 30, 2015 2016 2015 Net income (loss) $ 2,407 $ 30,790 $ (46) $ 4,408 $ 25,636 $ 33,151 $ 25,748 Add-Back (Deduct): Depreciation and amortization 7,765 7,635 11,527 11,632 4,704 26,927 16,462 Interest expense 8,820 9,018 9,977 10,160 5,094 27,815 13,393 Other (income) expense 2 — — — (18) 2 (19) Acquisition and integration expenses 19 8 10 524 12,830 37 13,031 Net (gains) losses on sale of assets 1 (29,321) (2,453) (6,412) — (31,773) — TSRE financing extinguishment and employee separation expenses — — — — 27,508 — 27,508 (Gains) losses on extinguishment of debt — 558 — — — 558 — (Gains) losses on TSRE merger and property acquisitions (641) — (91) (592) (64,012) (732) (64,012) Adjusted EBITDA $ 18,373 $ 18,688 $ 18,924 $ 19,720 $ 11,742 $ 55,985 $ 32,111

Definitions Average Effective Monthly Rent per Unit Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month. Average Occupancy Average occupancy represents the average of the daily physical occupancy for the period presented. Adjusted EBITDA EBITDA is defined as net income before gains or losses on asset sales, gains or losses on debt extinguishments, depreciation and amortization expenses, interest expense, income taxes, and amortization of deferred financing costs. Adjusted EBITDA is EBITDA before acquisition expenses and gains. EBITDA and Adjusted EBITDA are each non-GAAP measures. We consider EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and acquisition expenses and gains relating to IRT’s acquisition of TSRE, and internalization costs, which permits investors to view income from operations without non-cash items such as depreciation, amortization, the cost of debt or items specific to the TSRE acquisition, and internalization costs. The table is a reconciliation of net income applicable to common stockholders to Adjusted EBITDA. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs. Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”) IRT believes that FFO and CFFO, each of which is a non-GAAP measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including acquisition and integration expenses, expensed costs related to the issuance of shares of our common stock, gains or losses on real estate transactions and equity-based compensation expenses, from the determination of FFO. IRT incurs acquisition expenses in connection with acquisitions of real estate properties and expenses those costs when incurred in accordance with U.S. GAAP. As these expenses are one-time and reflective of investing activities rather than operating performance, IRT adds back these costs to FFO in determining CFFO. In connection with the IRT’s acquisition of Trade Street Residential Inc., or TSRE, in September 2015, IRT modified the calculation of CFFO to adjust for amortization of deferred financing costs and TSRE financing extinguishment and employee separation expenses because these are non-cash items or reflective of investing activities rather than operating performance similar to the other CFFO adjustments. The effect of these modifications on prior periods is reflected in the reconciliation of IRT’s reported net income (loss) allocable to common shares to its FFO and CFFO included herein. IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, equity based compensation, amortization of deferred financing fees, TSRE financing extinguishment and employee separation costs, gains (losses) on TSRE transaction and property acquisitions, and with respect to CFFO, acquisition and integration expenses, pursuit costs and internalization costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT also believes that FFO and CFFO may provide IRT and our investors with an additional useful measure to compare IRT’s financial performance to certain other REITs. IRT also uses CFFO for purposes of determining the quarterly incentive fee, if any, payable to our advisor. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Definitions Continued

Net Debt

Net debt, a non-GAAP measure, equals total debt less cash and cash equivalents as these captions are reported on the consolidated balance sheet. The following table provides a reconciliation of total debt to net debt.

	As of				
	September 30, 2016	March 31, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Total debt	$ 880,581	$ 880,288	$ 940,336	$ 966,611	$ 983,207
Less: cash and cash equivalents	(29,247)	(28,051)	(21,924)	(38,301)	(16,939)
Total net debt	$ 851,334	$ 852,237	$ 918,412	$ 928,310	$ 966,268

IRT presents net debt because management believes it is a useful measure of IRT's credit position and progress toward reducing leverage. The calculation is limited in that IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

IRT believes that Net Operating Income ("NOI"), a non-GAAP measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, asset management fees, acquisition expenses and general administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store properties or portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization as these captions are reported on the consolidated balance sheet. The following table provides a reconciliation of total assets to total gross assets.

	As of				
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Total assets	$ 1,306,242	$ 1,307,871	$ 1,344,650	$ 1,383,188	$ 1,402,554
Plus: Accumulated Depreciation	52,824	45,059	44,422	39,638	35,304
Plus: Accumulated Amortization	15,287	15,287	15,287	11,551	7,743
Total gross assets	$ 1,374,353	$ 1,368,217	$ 1,404,359	$ 1,434,377	$ 1,445,601

Independence Realty Trust

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